Exhibit 99.1

ION Receives Non-compliance Notice from NYSE Regarding 10-K Filing Delinquency

HOUSTON — April 22, 2022 — ION Geophysical Corporation (NYSE:IO) today announced that on April 18, 2022 it received a letter from the New York Stock Exchange (the "NYSE") notifying the Company that it is not in compliance with the NYSE's continued listing standards given the Company failed to timely file its Form 10-K for the year ended December 31, 2021. The filing delinquency is due to the Company’s filing for voluntary Chapter 11 relief on April 12, 2022.

The NYSE will monitor the status of the Company’s late filing and related public disclosures for up to a six-month period from its due date. If the Company fails to file its delayed filing and any subsequent delayed filings within six months from the filing due date, the NYSE may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances, as outlined in Section 802.01E of the Listed Company Manual. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence.

Receipt of the letter does not have any immediate effect on the listing of the Company's shares on the NYSE, except that until the Company regains compliance with the NYSE's listing standards, a "LF" indicator will be affixed to the Company's trading symbol.

About ION

Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy and maritime operations markets, enabling clients to optimize investments and results through access to our data, software and distinctive analytics. Learn more at iongeo.com.

Contacts

ION (Investor relations)

Executive Vice President and Chief Financial Officer

Mike Morrison, +1 281.933.3339

mike.morrison@iongeo.com

Vice President, Investor Relations

Sharon Wang-Stockton, +1 281.933.3339

sharon.wang-stockton@iongeo.com

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the Company’s ability to consummate the Restructuring Transactions; the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to confirm and consummate the Plan; the Company’s ability to comply with the milestones set forth in the Restructuring Support Agreement; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; increased levels of employee attrition during the Chapter 11 Cases; the risks associated with the timing and development of ION Geophysical Corporation’s products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; the ultimate benefits of our completed restructuring transactions; political, execution, regulatory, and currency risks; the outcome or changes, if any, of our consideration of various strategic alternatives; and the impact to our liquidity in the current uncertain macroeconomic environment, including the war in Ukraine. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, and our Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 6, 2021, August 12, 2021, and November 3, 2021, respectively. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission (SEC), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.